Exhibit 99.1

In $ millions except where noted as %

	2013					2014
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total Year	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total Year
Net sales:
Performance Chemicals	$409.9	$422.7	$408.0	$380.7	$1,621.3	$391.7	$397.1	$417.1	$390.0	$1,595.9
Refining Solutions	178.4	174.8	173.0	249.0	775.2	194.7	205.0	218.9	233.5	852.1
Chemetall Surface Treatment	184.5	191.1	193.7	200.9	770.2	203.7	212.4	208.8	201.9	826.8
All other	147.3	132.6	159.1	152.8	591.8	161.2	149.2	151.1	123.5	585.0
Corporate	3.5	3.5	3.3	3.3	13.6	3.1	3.3	2.8	1.4	10.6

Total net sales	$923.6	$924.7	$937.1	$986.7	$3,772.1	$954.4	$967.0	$998.7	$950.3	$3,870.4

Adjusted EBITDA:
Performance Chemicals	$146.2	$149.1	$137.8	$116.2	$549.3	$115.2	$119.5	$128.2	$123.6	$486.5
Adjusted EBITDA Margin	36%	35%	34%	31%	34%	29%	30%	31%	32%	30%
Refining Solutions	38.9	35.9	45.6	70.1	190.5	61.0	66.6	61.7	67.2	256.5
Adjusted EBITDA Margin	22%	21%	26%	28%	25%	31%	32%	28%	29%	30%
Chemetall Surface Treatment	40.4	44.4	45.9	47.4	178.1	46.4	49.1	51.5	47.3	194.3
Adjusted EBITDA Margin	22%	23%	24%	24%	23%	23%	23%	25%	23%	24%
All other	22.6	19.1	27.2	26.3	95.2	27.6	28.6	27.4	14.7	98.3
Adjusted EBITDA Margin	15%	14%	17%	17%	16%	17%	19%	18%	12%	17%
Corporate	(36.5)	(31.3)	(25.6)	(36.0)	(129.4)	(33.9)	(33.4)	(32.6)	(27.4)	(127.3)

Total adjusted EBITDA	$211.6	$217.2	$230.9	$224.0	$883.7	$216.3	$230.4	$236.2	$225.4	$908.3

Foreign exchange (gain) loss on financing activities	$15.1	$(4.6)	$31.2	$25.4	$67.1	$0.6	$(6.4)	$(55.1)	$(57.2)	$(118.1)
Non-operating pension and OPEB costs (benefit)	(2.1)	(1.5)	(1.8)	(140.9)	(146.3)	14.1	(1.3)	1.5	111.2	125.5
Acquisition, disposal and integration related costs	1.8	1.7	2.2	3.2	8.9	1.1	0.5	21.6	26.8	50.0
Restructuring and other charges, net	6.3	2.3	4.6	37.7	50.9	21.1	9.7	1.7	4.8	37.3
Other	2.3	6.8	0.1	2.2	11.4	0.5	4.2	9.1	11.7	25.5
Depreciation and amortization	44.6	46.4	47.5	50.4	188.9	49.8	50.8	50.2	48.0	198.8
Interest expense, net	28.6	30.9	30.7	23.6	113.8	23.0	22.3	22.2	27.9	95.4
Income Taxes	26.3	29.4	18.0	50.7	124.4	26.0	34.1	51.1	(0.1)	111.1

Net income from continuing operations	$88.7	$105.8	$98.4	$171.7	$464.6	$80.1	$116.5	$133.9	$52.3	$382.8

Gain (loss) on discontinued operations	$13.1	$8.0	$1,103.3	$484.1	$1,608.5	$(44.3)	$(47.4)	$24.8	$(19.1)	$(86.0)

Net Income Attributable to the company - Combined	$101.8	$113.8	$1,201.7	$655.8	$2,073.1	$35.8	$69.1	$158.7	$33.2	$296.8

Net income attributable to Albemarle Corporation	84.0	82.7	90.5	156.0	413.2	56.6	22.4	72.8	(18.5)	133.3
Net income attributable to Rockwood	17.8	31.1	1,111.2	499.8	1,659.9	(20.8)	46.7	85.9	51.7	163.5

Net income attributable to the company - Combined	$101.8	$113.8	$1,201.7	$655.8	$2,073.1	$35.8	$69.1	$158.7	$33.2	$296.8

Performance Chemicals - Details by reporting unit

	2013					2014
	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total Year	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	Total Year
Net sales:
Bromine	$220.6	$223.3	$218.3	$194.1	$856.3	$202.8	$195.6	$222.2	$188.3	$808.9
Lithium	118.5	125.8	120.3	114.8	479.4	115.8	116.8	117.2	124.5	474.3
PCS	70.8	73.6	69.4	71.8	285.6	73.1	84.7	77.7	77.2	312.7

Performance Chemicals	$409.9	$422.7	$408.0	$380.7	$1,621.3	$391.7	$397.1	$417.1	$390.0	$1,595.9

Adjusted EBITDA:
Bromine	$77.0	$76.5	$73.9	$57.0	$284.4	$56.7	$52.5	$62.3	$53.5	$225.0
Adjusted EBITDA Margin	35%	34%	34%	29%	33%	28%	27%	28%	28%	28%
Lithium	47.6	49.6	43.9	43.5	184.6	41.8	42.5	45.9	49.7	179.9
Adjusted EBITDA Margin	40%	39%	36%	38%	39%	36%	36%	39%	40%	38%
PCS	21.6	23.0	20.0	15.7	80.3	16.7	24.5	20.0	20.4	81.6
Adjusted EBITDA Margin	31%	31%	29%	22%	28%	23%	29%	26%	26%	26%

Performance Chemicals	$146.2	$149.1	$137.8	$116.2	$549.3	$115.2	$119.5	$128.2	$123.6	$486.5